FOR IMMEDIATE RELEASE

American Realty Capital Properties to Hold

Investor Conference Call Today, February 10, 2014, at 3:00 P.M. Eastern Time

New York, New York, February 10, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) has scheduled a conference call to discuss the firm’s investment activities over the past 100 days which include the execution of a $2.55 billion senior unsecured note offering and the close of the Cole Real Estate Investments, Inc. acquisition. The call will be held today, February 10, 2014, at 3:00 p.m. Eastern Time. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and David S. Kay, President, will conduct the call.

An investor presentation which will be presented during the call was made available on the U.S. Securities and Exchange Commission website this morning at the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1507385/000114420414007032/v367785_ex99-1.htm

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 0328816

Webcast: http://services.choruscall.com/links/arcp140210.html

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10041091

Date Available: February 10, 2014 (one hour after the end of the conference call)

About ARCP

ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the combined company's plans, market and other expectations, objectives, intentions, as well as any expectations with respect to the combined company and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts. Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, CFO, Treasurer, Secretary and EVP
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arcpreit.com
Ph: 484-342-3600	Ph: 212-415-6500